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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT

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
NAME                                       JURISDICTION OF INCORPORATION
----                                       -----------------------------
Informatica GmbH                           Germany
Informatica Software Limited               United Kingdom
Informatica Software Ltd.                  Canada
Influence Software                         California
Informatica Software (Switzerland) AG      Switzerland
Informatica International, Inc.            Delaware
Informatica Cayman Ltd.                    Cayman Islands
Zimba                                      California
IS Informatica Software Ltda.              Brazil
Informatica Belgie N.V.                    Belgium
Informatica Nederland B.V.                 The Netherlands
Informatica France S.A.                    France
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